Exhibit 10.4

GUARANTY

GUARANTY, dated as of November 18, 2004 (the “Guaranty”), by FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust (the “Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, a national banking association having an address at 101 Federal Street, Boston, Massachusetts 02110, as the agent (KEYBANK NATIONAL ASSOCIATION, in such capacity as the agent, hereinafter referred to as the “Agent”) for a syndicate of Lenders (singly and collectively, the “Lenders”) as specifically provided in the Loan Agreement (as defined below).

INTRODUCTORY STATEMENT

WHEREAS, pursuant to that certain Loan Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) entered into by and among FT-FIN ACQUISITION LLC, a Delaware limited liability company (the “Borrower”), the Agent and the Lenders, the Agent and the Lenders have agreed to make a loan to the Borrower in the aggregate principal amount of $53,000,000.00 (the “Loan”), upon the terms and subject to the conditions set forth therein.  Capitalized terms used herein and not otherwise defined herein, but defined in the Loan Agreement, shall have the meaning set forth in the Loan Agreement.

WHEREAS, the Borrower is a subsidiary of the Guarantor and will derive substantial economic benefit from the granting of the Loan.

WHEREAS, as a condition to making the Loan, the Agent and the Lenders have required the Guarantor to execute and deliver this Guaranty, guaranteeing the payment and performance of the Guarantied Obligations set forth below.

NOW THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to make the Loan and extend other financial accommodations under the Loan Agreement, the Guarantor hereby agrees as follows:

1.                                       Guaranty.  Guarantor, as a primary party and not merely as a surety, unconditionally and irrevocably guarantees the following obligations (hereinafter, the “Guaranteed Obligations”):

a.                                       Specific Obligations.  The Guarantor shall be:

i.                                          Liable for any loss, damage or liability suffered by Agent and the Lenders, to the extent such arises out of any of the following (hereinafter, a “Guaranty Event”):

a)                                      Fraud by the Guarantor;

b)                                     Breach of a material warranty or material representation with respect to the Guarantor;

c)                                      Breach of a material warranty or material representation by the Guarantor with respect to the Borrower, any Property Owner or the Loan Arrangement;

d)                                     Failure of the Borrower or any Property Owner to pay when due, prior to an Event of Default, any amounts for real estate taxes or insurance premiums;

e)                                      Misappropriation by the Borrower or the Property Owner of any insurance proceeds, condemnation takings or awards, or rental or other income from the Property; and

f)                                        Imposition of any taxes, assessments, impositions, recording fees, and other governmental charges with respect to the recording of the Mortgage and/or establishment, structure and effectuation of the Loan Arrangement.

ii.                                       Liable under the Environmental Indemnity; and

iii.                                    Liable for the amount of any distributions made by the Borrower, FT-FIN GP or any Property Owner to the Guarantor in breach of the terms and provisions of the Loan Documents.

b.                                      Additional Obligations.  Upon the occurrence of a Trigger Event (as defined hereunder), Guarantor, as a primary party and not merely as a surety, unconditionally and irrevocably guarantees to the Agent and the Lenders the prompt and full payment (and not merely the collectibility), performance and observance of all of the obligations, terms and conditions to be paid, performed or observed by the Borrower under the Loan Agreement, the Note and each other Loan Document, each as the same may be hereafter amended, modified, extended, renewed or recast, including, but not limited to the payment of the then outstanding principal together with interest and other charges thereon as provided for in the Loan Agreement.  As used herein, the term “Trigger Event” shall mean and refer to the occurrence of any of the following events:

i.                                          Borrower or its member or any person or entity having direct or indirect control of Borrower’s member wrongly contests in bad faith or in any way wrongly interferes with, in bad faith, directly or indirectly any foreclosure action, UCC sale and/or assignment or transfer in lieu of foreclosure transaction commenced by Agent or any Lender or with any other enforcement of Agent’s or any Lender’s rights, powers or remedies under the Mortgage or any of the other Security Documents or under any document evidencing, securing or otherwise relating to the Property or any portion of the foregoing (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action or otherwise);

ii.                                       Borrower or its member or any person or entity having direct or indirect control of Borrower’s member in bad faith initiates a voluntary filing with respect to Borrower under the provisions of federal, state or other bankruptcy and insolvency law, or votes adversely to Agent’s or any Lender’s interest in an involuntary filing with respect to Borrower under the provisions of federal, state or other bankruptcy and insolvency law;

iii.                                    If a Change of Control shall occur without the prior written consent of the Agent, which consent (i) will not be unreasonably withheld or delayed by the Agent and (ii) will not be conditioned by the Agent on the payment of any fees other than the Agent’s and the Lenders’ reasonable costs associated therewith.

 Upon the occurrence of any Guaranty Event or any Trigger Event, Agent may at its option proceed directly and at once, without further notice, against Guarantor hereunder, without proceeding against Borrower, Property Owner, or any other person or other Collateral for the obligations secured by this Guaranty.  Any sums payable by Guarantor hereunder shall bear interest at the Default Rate from the date of demand until the date paid.

If Borrower, or Guarantor if so required, shall fail or refuse to perform or continue performance of all of the Obligations of the Loan Agreement on the part of Borrower to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Agreement or this Guaranty, in addition to any other rights and remedies which Agent or any Lender may have hereunder or elsewhere, and not in limitation thereof, Agent or any Lender, at such party’s option, may exercise any or all of its rights and remedies under the Loan Agreement and each other Loan Document.

This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Guaranteed Obligations and the obligations of Borrower in the event Agent or any Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

2.                                       Waiver.  The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guaranty, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Agent protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any collateral (other than the Collateral pledged to the Agent and the Lenders pursuant to the Security Documents), (iv) any and all right to assert any defense (other than the defense of indefeasible payment), set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty (except as otherwise provided in Section 20(a)(iii) hereof), the obligations of the Guarantor hereunder or the obligations of any other person or party relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to the Guaranteed Obligations in any action or proceeding brought by the Agent to collect the Guaranteed Obligations or any portion thereof or to enforce the obligations of the Guarantor under this Guaranty, and (v) any other action, event or precondition to the enforcement of this Guaranty or the performance by the Guarantor of the obligations hereunder.

3.                                       Guaranty Absolute.

a.                                       The Guarantor guarantees that, to the fullest extent permitted by law, the Guaranteed Obligations will be paid or performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent with respect thereto.

b.                                      No invalidity, irregularity, voidability, voidness or unenforceability of the Loan Agreement, the Note, or any other Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty.

c.                                       This Guaranty is one of payment and performance, not collection, and the obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against or any Affiliate or Subsidiary thereof or whether or any Affiliate or Subsidiary thereof is joined in any such action or actions.

d.                                      The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

i.                                          any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any other amendment or waiver of or any consent to departure from the Loan Agreement or the Note or any other Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any Subsidiary or Affiliate thereof or otherwise;

ii.                                       any sale, exchange, release, surrender, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Guaranteed Obligations (other than the Collateral pledged to the Agent and the Lenders under the Security Documents), and/or any offset against such Guaranteed Obligations, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Guaranteed Obligations;

iii.                                    any exercise or failure to exercise any rights against the Borrower or any Affiliate or Subsidiary thereof or others (including the Guarantor);

iv.                                   any settlement or compromise of any Guaranteed Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof;

v.                                      any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other assets of the Borrower or any Affiliate or Subsidiary thereof,

vi.                                   any change, restructuring or termination of the existence of the Borrower or any Affiliate or Subsidiary thereof;

vii.                                the release of the Borrower or any other party, other than the Guarantor, now or hereafter liable upon or in respect of the Loan Documents; or

viii.                             any other agreements or circumstance of any nature whatsoever which might otherwise constitute a defense available to, or a discharge of, this Guaranty and/or the obligations of the Guarantor hereunder, or a defense to, or discharge of, the Borrower or any Affiliate or Subsidiary thereof relating to this Guaranty or the obligations of the Guarantor hereunder or otherwise with respect to the Loan or other financial accommodations to the Borrower (other than the defense of indefeasible payment).

i)                                         The Agent may at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of, or notice (except as shall be required by applicable statute and cannot be waived) to, the Guarantor, and without incurring responsibility to the Guarantor or impairing or releasing the obligations of the Guarantor hereunder, apply any sums by whomsoever paid or howsoever realized to any Guaranteed Obligation regardless of what Guaranteed Obligations remain unpaid.

ii)                                      This Guaranty shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment or on account of any of the Guaranteed Obligations as a result of laws relating to preferences, fraudulent transfers and fraudulent conveyances, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or its property, or any settlement or compromise of any such claim effected by the Agent with any such claimant (including the Borrower).  In such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any note (including the Note) or other instrument evidencing any Guaranteed Obligation, and the Guarantor shall be and remain liable to the Agent hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent.

4.                                       Continuing Guaranty. This Guaranty is a continuing one and shall (i) remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent and the Lenders. All obligations to which this Guaranty applies shall be conclusively presumed to have been created in reliance hereon.

5.                                       Representations, Warranties and Covenants. The Guarantor hereby represents, warrants and covenants to and with the Agent and the Lenders that:

a.                                       The Guarantor has the power to execute and deliver this Guaranty and to incur and perform its obligations hereunder;

b.                                      The Guarantor has duly taken all necessary action to authorize the execution, delivery and performance of this Guaranty and to incur and perform its obligations hereunder;

c.                                       No consent, approval, authorization or other action by, and no notice to or of, or declaration or filing with, any governmental or other public body, or any other Person, is required for the due authorization, execution, delivery and performance by the Guarantor of this Guaranty or the consummation of the transactions contemplated hereby;

d.                                      The execution, delivery and performance by the Guarantor of this Guaranty does not and will not, with the passage of time or the giving of notice or both, violate or otherwise conflict with any term or provision of any material agreement, instrument, judgment, decree, order or any statute, rule or governmental regulation applicable to the Guarantor or result in the creation of any Lien upon any of its properties or assets pursuant thereto;

e.                                       This Guaranty has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

f.                                         The granting of the Loan to the Borrower will constitute a material economic benefit to the Guarantor.

6.                                       Affirmative Covenants.  The Guarantor covenants and agrees that, from the date hereof and so long as the Loan or the other Guaranteed Obligations remain outstanding, the Guarantor shall pay, perform, observe and otherwise comply with all of the affirmative covenants set forth in Article 7 of the Loan Agreement that have been made by the Borrower therein with respect to the Subsidiaries or the Loan Parties, but only to the extent that such covenants were made with respect to the Guarantor.

7.                                       Negative Covenants.  The Guarantor covenants and agrees that, from the date hereof and so long as the Loan or the other Guaranteed Obligations remain outstanding, the Guarantor shall not take any action (or otherwise suffer or permit to occur any event) contrary to the negative covenants set forth in Article 8 of the Loan Agreement, as agreed by the Borrower therein with respect to the Subsidiaries or the Loan Parties, but only to the extent that such covenants were made with respect to the Guarantor.

8.                                       Expenses. The Guarantor will, upon demand, reimburse the Agent for any sums, costs, and expenses which the Agent and/or the Lenders may pay or incur pursuant to the provisions of this Guaranty or in enforcing this Guaranty or in enforcing payment of the Guaranteed Obligations or otherwise in connection with the provisions hereof, including court costs, collection charges, and reasonable attorneys’ fees, together with interest thereon as specified in Section 15 hereof.

9.                                       Terms.

a.                                       All terms defined in the Uniform Commercial Code of The Commonwealth of Massachusetts (as amended and in effect from time to time, the “UCC”) and used herein shall have the meanings as defined in the UCC, unless the context otherwise requires.

b.                                      The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

c.                                       All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guaranty unless the context shall otherwise require.

10.                                 Amendments and Modification. No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guaranty and to such provision, and executed by the party to be charged.

11.                                 Waiver of Subrogation Rights. Until such time as all the Guaranteed Obligations have been indefeasibly satisfied (including the expiration of any applicable voidable preference period under the federal bankruptcy laws), the Guarantor hereby waives and releases any and all rights and claims it may now or hereafter have or acquire against the Borrower that would constitute it a “creditor” of the Borrower for purposes of the federal bankruptcy laws, including all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, regardless of whether such rights arise in connection with this Guaranty, by operation of law, pursuant to contract or otherwise.

12.                                 Remedies Upon Default.

a.                                       Upon the occurrence and during the continuance of any Event of Default, in addition to any other rights and remedies which the Agent and/or the Lenders may have hereunder or at law, and not in limitation thereof, the Agent may, without notice to or demand upon the Borrower or the Guarantor, declare any Guaranteed Obligations immediately due and payable, and shall be entitled to enforce the obligations of the Guarantor hereunder.

b.                                      The Agent’s rights under this Guaranty shall be in addition to, and not in limitation of, all of the rights and remedies of the Agent and/or the Lenders under the Loan Documents.  All rights and remedies of the Agent and/or the Lenders shall be cumulative and may be exercised in such manner and combination as the Agent and/or the Lenders, respectively, may determine.

13.                                 Set-Off.  After the occurrence and during the continuance of any Event of Default, and Accounts, deposits, balances or other sums credited by or due from the Agent, any affiliate of the Agent or any of the Lenders, or from any affiliate of any of the Lenders, to the Guarantor may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived to the fullest extent permitted by law, be set off, appropriated and applied by the Agent against any or all of the Guaranteed Obligations irrespective of whether demand shall have been made, in such manner as the Agent in its sole and absolute discretion may determine.  Within three (3) Business Days of making any such set off, appropriation or application, the Agent agrees to notify Guarantor thereof, provided the failure to give such notice shall not affect the validity of such set off or appropriation or application.  ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH ACCOUNTS, DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

14.                                 Statute of Limitations. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or others (including the Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of the Guarantor against the Agent shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.                                 Interest. All amounts payable from time to time by the Guarantor hereunder shall bear interest at the Default Rate, provided, that such interest shall not be duplicative of any obligations payable under the Loan Agreement.

16.                                 Rights and Remedies Not Waived. No act, omission or delay by the Agent shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Agent of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

17.                                 Admissibility of Guaranty.  The Guarantor agrees that any copy of this Guaranty signed by the Guarantor and transmitted by telecopier for delivery to the Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

18.                                 Notices. All notices, requests and demands to or upon the Agent, the Lenders or the Guarantor under this Guaranty shall be in writing and given as provided in the Loan Agreement (and with respect to the Guarantor, c/o the Borrower at the address of the Borrower as set forth in the Loan Agreement).

19.                                 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

20.                               CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; ETC.

a.                                       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY SECURITY DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MASSACHUSETTS, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING, (i) TRIAL BY JURY, (ii) TO THE EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS AND (iii) THE RIGHT TO IMPOSE ANY SET-OFF, COUNTERCLAIM OR CROSS-CLAIM UNLESS SUCH SET-OFF, COUNTERCLAIM OR CROSS-CLAIM COULD NOT, BY REASON OF ANY APPLICABLE FEDERAL OR STATE PROCEDURAL LAWS, BE INTERPOSED, PLEADED OR ALLEGED IN ANY OTHER ACTION.

b.                                      The Guarantor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Guarantor at its address determined pursuant to Section 18 hereof.

c.                                       Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

d.                                      The Guarantor hereby waives presentment, notice of dishonor and protests of all instruments included in or evidencing any of the Guaranteed Obligations, and any and all other notices and demands whatsoever (except as expressly provided herein).

21.                                 GOVERNING LAW. THIS GUARANTY, THE SECURITY DOCUMENTS AND THE GUARANTEED OBLIGATIONS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE

TO CONTRACTS EXECUTED AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.                                 Captions; Separability.

a.                                       The captions of the Sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guaranty.

b.                                      If any term of this Guaranty shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

23.                                 Acknowledgment of Receipt. The Guarantor acknowledges receipt of a copy of this Guaranty and each of the Loan Documents.

24.                                 Entire Agreement. This Guaranty sets forth the entire agreement and understanding of the Agent, the Lenders and the Guarantor with respect to the matters covered hereby and, by accepting this Guaranty, the Guarantor acknowledges that no oral or other understanding, agreements, representations or warranties have been made and/or exist with respect to the matters covered by this Guaranty or with respect to the obligations of the Guarantor hereunder or otherwise, except as specifically set forth in this Guaranty.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has duly executed or caused this Guaranty to be duly executed in The Commonwealth of Massachusetts as of the date first above set forth.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:
Name:	Carolyn Tiffany
Title:	Chief Operating Officer

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